Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020
blankrome.com

August 21, 2025

iBio, Inc.
11750 Sorrento Valley Road, Suite 200
San Diego, California 92121

Dear Ladies and Gentlemen:

We have acted as U.S. securities counsel to iBio, Inc., a Delaware corporation (the “Company”), in connection with a public offering (the “Offering”) of the Company of: (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 71,540,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) Series G warrants (the “Series G Warrants”) to purchase up to 35,770,000 shares of Common Stock (or pre-funded warrants to purchase up to 35,770,000 shares of common stock in lieu thereof) and Series H warrants (the “Series H Warrants”) to purchase up to 35,770,000 shares of Common Stock, (iii) Series H Warrants to purchase up to 35,770,000 shares of Common Stock (or pre-funded warrants to purchase up to 35,770,000 shares of Common Stock in lieu thereof), (iv) up to 35,770,000 shares of Common Stock issuable upon exercise of the Series G Warrants (or upon exercise of the pre-funded warrants issued upon exercise thereof); (v) up to 35,770,000 shares of Common Stock issuable upon exercise of the Series H Warrants (or upon exercise of the pre-funded warrants issued upon exercise thereof); and (vi) up to 71,540,000 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. The pre-funded warrants issuable upon the exercise of the Series G Warrants or the Series H Warrants are collectively referred to herein as the “PF Warrants.” The Series G Warrants, the Series H Warrants, the Pre-Funded Warrants and the PF Warrants are collectively referred to herein as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares” and the Warrants and Warrants Shares are collectively referred to herein as the “Securities.” This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-280680) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating, in part, to the registration of the Securities, as it became effective under the Securities Act on August 6, 2024 (such Registration Statement, including the documents filed as a part thereof or previously filed with the Commission and incorporated therein by reference or documents subsequently incorporated through the date hereof pursuant to Item 12 of Form S-3, being hereinafter referred to as the “Registration Statement”), (ii) the prospectus of the Company dated August 6, 2024 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated August 18, 2025 (the “Preliminary Prospectus”), relating to the Securities, and the final prospectus supplement, dated August 19, 2025, relating to the Securities, as filed with the Commission in final form on August  21, 2025, pursuant to Rule 424(b)(5) under the Securities Act (such Base Prospectus and prospectus supplement, including the documents filed as a part thereof or previously filed with the Commission and incorporated therein by reference or documents subsequently incorporated through the date hereof pursuant to Item 12 of Form S-3, being hereinafter referred to as the “Prospectus”), (iii) the Underwriting Agreement, dated August 19, 2025 (the “Underwriting Agreement”), between the Company and Leerink Partners, LLC, as Representative of the several Underwriters, relating to the issuance and sale of the Pre-Funded Warrants and the Series G Warrants, (iv) the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), (v) the Second Amended and Restated Bylaws of the Company (the “Bylaws”), (vi) certain resolutions of the board of directors of the Company and the pricing committee of the Board relating to the Offering, (v) the forms of the Warrants filed the Company as exhibits to a Current Report on Form 8-K, and (vi) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

iBio, Inc.
August 21, 2025

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company and/or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number that remain available for issuance.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.	The Warrants have been duly authorized and, when executed, issued and delivered against payment therefor as described in the Registration Statement and the Prospectus, and in the case of (a) the Series H Warrants upon the valid exercise of the Series G Warrants and (b) the PF Warrants upon the valid exercise of the Series G Warrants or the Series H Warrants, as applicable, will constitute valid and binding obligations of the Company.

2.	The Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

1.	We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited (a) to the laws of the State of Delaware as in effect on the date hereof and (b) as to the Warrants constituting valid and binding obligations of the Company, the applicable laws of the State of New York in effect on the date hereof that, in our experience, are normally applicable to transactions of the type contemplated by the Warrants. We express no opinion with respect to the laws of any other jurisdiction.

2.	Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, fraudulent transfer, and similar laws and court decisions affecting the rights and remedies of creditors and secured parties generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

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iBio, Inc.
August 21, 2025

3.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

4.	We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

5.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

We hereby consent to the filing of this opinion by the Company as an exhibit to a Current Report on Form 8-K. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP

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